SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of Earliest Event Reported): May 7, 2004
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                        Franklin Street Properties Corp.
        (formerly known as Franklin Street Partners Limited Partnership)
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             (Exact Name of Registrant as Specified in its Charter)


                                    Maryland
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                 (State or Other Jurisdiction of Incorporation)

              000-32615                                   04-3578653
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        (Commission File Number)               (IRS Employer Identification No.)


 401 Edgewater Place, Suite 200, Wakefield, MA               01880-6210
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    (Address of Principal Executive Offices)                 (Zip Code)


                                 (781) 557-1300
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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

Item 9. Regulation FD Disclosure

      George J. Carter, the President, Chief Executive Officer and a member of the Board of Directors of Franklin Street Properties Corp. (the "Company") intends to inform the Company's stockholders at the Company's 2004 Annual Meeting of Stockholders to be held on May 7, 2004 that the Company's Board of Directors has authorized management to take all actions to effect a listing of the Company's common stock on the American Stock Exchange. The listing and beginning of public trading of the Company's common stock is currently targeted to take place on or about January 1, 2005. Mr. Carter will also note that the exact timing of such an event is uncertain and depends on several factors, including the approval by The American Stock Exchange of the Company's application for listing, and the completion by the Company of numerous organizational and structural tasks prior to such listing.

      Well in advance of the actual listing, the Company intends to communicate in writing to all shareholders more information regarding the listing process, including specific information related to individual share certificates.


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

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2004               REGISTRANT

                                FRANKLIN STREET PROPERTIES CORP.

                                By: /s/ George J. Carter
                                    ----------------------------------------
                                        George J. Carter
                                        President and Chief Executive Officer


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